UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 26, 2008

                                  Cohesant Inc.
                                  -------------
             (Exact name of registrant as specified in its chapter)

          Delaware                    000-53007                   20-3580013
          --------                    ---------                   ----------
(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)


            23400 Commerce Park Road
                 Beachwood, Ohio                                     44122
                 ---------------                                     -----
    (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (216) 416-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2008, Cohesant Inc. (the "Company") entered into a fully secured $2,500,000 revolving line of credit facility with Regions Bank. The term of the facility expires on April 30, 2009 and all indebtedness is due on that date, unless the facility's term is extended. The Credit Agreement and related Security Agreement are attached hereto as Exhibits 4.1 and 4.2, respectively. Each of the Company's subsidiaries has unconditionally guaranteed the Company's obligations under the credit facility. The Guaranty is attached hereto as
Exhibit 4.3


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 with respect to the credit facility is incorporated by reference herein.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

               4.1  -    Credit Agreement, Dated February 26, 2008 by and
                         between Cohesant Inc. and Regions Bank.

               4.2  -    Security Agreement, dated February 26, 2008, by and
                         between Cohesant Inc. and Regions Bank.

               4.3  -    Continuing Guaranty Agreement, dated February 26, 2008,
                         by Cohesant Materials, Inc., CuraFlo Franchising Inc.,
                         CuraFlo Services Inc., CuraFlo Spincast Services Inc and RLS Solutions Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COHESANT INC.


Date: February 28, 2008            By: /s/ Robert W. Pawlak
                                       -----------------------------------------
                                       Robert W. Pawlak, Chief Financial Officer